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                                                                Exhibit 3.23

                       THE COMMONWEALTH OF MASSACHUSETTS


                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                      MICHAEL JOSEPH CONNOLLY, Secretary
               ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                           ARTICLES OF ORGANIZATION
                             (UNDER G.L. CH. 156B)


                                   ARTICLE I

                        The name of the corporation is:
                       BERTUCCI'S SECURITIES CORPORATION


                                  ARTICLE II

      The purpose of the corporation is to engage in the following business activities:

      (a) To engage exclusively in buying, selling, dealing in or holding securities in its own behalf and not as a broker; and

      (b) To engage in only those activities which will not cause disqualification for security corporation status as provided for by Massachusetts General Laws Chapter 63, Section 38B or any other related law.




                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

 WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
----------------------------                  --------------------------------
 TYPE          NUMBER OF                       TYPE      NUMBER OF        PAR
                 SHARES                                   SHARES         VALUE
-----------------------------                 ---------------------------------
-----------------------------                 ---------------------------------
COMMON:          1,000                         COMMON:
-----------------------------                 ---------------------------------
-----------------------------                 ---------------------------------
PREFERRED:                                     PREFERRED:
-----------------------------                 ---------------------------------


                                  ARTICLE IV
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If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

                                     None

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                     None

                                  ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining. or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

                  See Continuation Sheets 6A and 6B attached.

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                 ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:
            60 Cumminings Park, Woburn, MA 01801

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

                  NAME              RESIDENCE              POST OFFICE ADDRESS

President:     Joseph Crugnale  315 Waverly Avenue          60 Cummings Park
                                Newton, MA  02159           Woburn, MA  01801

Treasurer:     Joseph Crugnale   Same as above               Same as above

Clerk:         Joseph Crugnale   Same as above               Same as above

Directors:     Joseph Crugnale   Same as above               Same as above

Asst. Clerks:  James Westra      5 Stage Hill Road           101 Federal Street
                                 Wenham, MA  01984           Boston, MA  02110

               Norman Mallett    17 Applewood Road           60 Cummings Park
                                 Pelham, NH  03076           Woburn, MA  01801
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c. The Fiscal year of the corporation shall end on the last day of the month of:
      December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:
      None

                                  ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 30th day of September 1991.



                                   /S/: JULIE A. TEDESCO
                                   ---------------------
                                   Julie A. Tedesco
                                   101 Federal Street, Boston, MA 02110



                             CONTINUATION SHEET 6A

6. Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association, firm or joint venture in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the corporation or to any stockholder or creditor thereof solely because of the fiduciary relationship established by reason of his holding such Directorship or office. Any such interest of a Director shall not disqualify him from being counted in determining the existence of a quorum at any meeting nor shall any such interest disqualify him from voting or consenting as a Director or having his vote or consent counted in connection with any such dealing or contract.

     No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association, firm or joint venture in which he is interested as a stockholder, director, trustee, partner or otherwise, with the corporation or any corporation, trust, association, firm or joint venture in which the corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the corporation, nor shall any such dealing
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or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stockholding.

     Meetings of the stockholders of the corporation may be held at any place within the United States.

     The corporation may be a partner in any business enterprise it would have power to conduct by itself.

     The Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.


                             CONTINUATION SHEET 6B

     No Director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any statutory provision or other law imposing such liability, except for liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.